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                                                                    EXHIBIT 16.1

[LOGO]

Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

To Securities and Exchange Commission:

    We have reviewed the disclosures made by RDO Equipment Co. (the company) in the EXPERTS section of Registration Statement being filed by the company on Form S-1. We hereby advise you, in accordance with Item 304 (a) of Regulation S-K, we are in agreement with such disclosures.

                                          EIDE HELMEKE PLLP
                                          /s/ EIDE HELMEKE PLLP

Fargo, ND
November 7, 1996